FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Brandon Davis, 312-822-5167	James Anderson, 312-822-7757
Sarah Pang, 312-822-6394	Emma Riza, 312-822-5960
Robert Tardella, 312-822-4387
CNA FINANCIAL ANNOUNCES THIRD QUARTER 2017 RESULTS

•	NET CATASTROPHE LOSSES OF $191M AFTER-TAX INCLUDING REINSTATEMENTS

•	NET INCOME OF $144M; $0.53 PER SHARE; NET INCOME ROE OF 4.7%

•	NET OPERATING INCOME OF $159M; $0.58 PER SHARE; NOI ROE OF 5.3%

•	P&C COMBINED RATIO EX CATASTROPHES & DEVELOPMENT OF 94.6% VS 97.5% IN 2016

•	QUARTERLY DIVIDEND OF $0.30 PER SHARE; $2.80 PER SHARE PAID YEAR TO DATE
CHICAGO, October 30, 2017 --- CNA Financial Corporation (NYSE: CNA) today announced third quarter 2017 net income of $144 million, or $0.53 per share, and net operating income of $159 million, or $0.58 per share. Property & Casualty Operations' combined ratio for the third quarter was 103.7% which includes 16.5 points due to catastrophes.
Net income for the nine months ended September 30, 2017 was $676 million, or $2.48 per share, and net operating income was $633 million, or $2.33 per share, both above the prior year period as improved underlying underwriting results in our Property & Casualty Operations, and improved results from our non-core segments more than offset the increase in catastrophe losses.
CNA Financial declared a quarterly dividend of $0.30 per share, payable November 29, 2017 to stockholders of record on November 13, 2017.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions, except per share data)	2017	2016	2017	2016
Net operating income (a)	$159	$311	$633	$603
Net realized investment (losses) gains (b)	(15)	32	43	15
Net income	$144	$343	$676	$618

Net operating income per diluted share	$0.58	$1.15	$2.33	$2.22
Net income per diluted share	0.53	1.26	2.48	2.28

	September 30, 2017	December 31, 2016
Book value per share	$44.88	$44.25
Book value per share excluding AOCI	44.48	44.89

(a)
Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer herein and to Note O in the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2016 for further discussion of this non-GAAP financial measure.

(b)	The after-tax net realized investment loss in the current year quarter included a $27 million loss on the early redemption of the Company's $350 million senior notes due November 2019.

"I am pleased with our third quarter results as catastrophe losses were within expectation and we continued to improve our underlying combined ratio in the quarter and throughout 2017,” said Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation.  “Despite the significant catastrophes, our year-to-date net operating income of $633 million is higher than the $603 million in the same period of 2016.”
Property & Casualty Operations' net operating income was $167 million for the third quarter of 2017 as compared with $329 million in the prior year quarter. This decrease was driven by significantly higher net catastrophe losses in the current year quarter partially offset by improved non-catastrophe current accident year underwriting results. The after-tax impact of catastrophes was $191 million for the third quarter of 2017 as compared with $11 million in the prior year quarter.
Net operating results for our non-core segments improved $10 million for the third quarter of 2017 as compared with the prior year quarter.
Net investment income, after tax, was $363 million for the third quarter of 2017 as compared with $371 million in the prior year quarter. The decrease was driven by limited partnership investments, which returned 2.2% as compared with 2.6% in the prior year quarter. Income from fixed maturity securities, after tax, for the third quarter of 2017 increased $2 million as compared with the same quarter in 2016, primarily due to an increase in the invested asset base.
Property & Casualty Operations

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2017	2016	2017	2016
Net written premiums	$1,599	$1,624	$4,933	$4,917
NWP change (% year over year)	(2)%	6%	—%	2%
Net investment income	$308	$328	$927	$883
Net operating income	167	329	696	765
Net income	176	349	750	779

Loss ratio excluding catastrophes and development	60.8%	61.8%	61.1%	62.6%
Effect of catastrophe impacts	16.5	1.0	7.3	2.8
Effect of development-related items	(7.4)	(8.1)	(4.5)	(6.0)
Loss ratio	69.9%	54.7%	63.9%	59.4%

Combined ratio	103.7%	90.4%	98.2%	94.6%
Combined ratio excluding catastrophes and development	94.6%	97.5%	95.4%	97.8%

Business Operating Highlights
Specialty

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2017	2016	2017	2016
Net written premiums	$705	$733	$2,100	$2,108
NWP change (% year over year)	(4)%	4%	—%	1%
Net operating income	$180	$195	$470	$486
Net income	183	201	486	487

Loss ratio excluding catastrophes and development	61.2%	62.5%	61.5%	62.5%
Effect of catastrophe impacts	5.4	0.2	2.3	0.7
Effect of development-related items	(15.8)	(15.9)	(8.3)	(10.6)
Loss ratio	50.8%	46.8%	55.5%	52.6%

Combined ratio	82.3%	79.9%	87.4%	84.9%
Combined ratio excluding catastrophes and development	92.7%	95.6%	93.4%	94.8%

•
Net operating income decreased $15 million for the third quarter of 2017 as compared with the prior year quarter, primarily due to higher net catastrophe losses partially offset by improved non-catastrophe current accident year underwriting results.

•
The combined ratio increased 2.4 points, while the combined ratio excluding catastrophes and development improved 2.9 points, as compared with the prior year quarter. The loss ratio increased 4.0 points driven by higher net catastrophe losses which were $38 million, or 5.4 points of the loss ratio in the third quarter of 2017, as compared to $1 million, or 0.2 points of the loss ratio, for the prior year quarter. The loss ratio excluding catastrophes and development improved 1.3 points. The expense ratio improved 1.2 points as compared with the prior year quarter reflecting both our ongoing efforts to improve productivity and the actions undertaken in last year's third and fourth quarters to reduce expenses.

•
Net written premiums decreased $28 million as compared with the prior year quarter largely driven by the timing of certain renewals. Renewal premium change was flat. Retention remained strong at 89% and new business was at relatively consistent levels.

Commercial

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2017	2016	2017	2016
Net written premiums	$687	$684	$2,169	$2,172
NWP change (% year over year)	—%	7%	—%	3%
Net operating income	$25	$114	$234	$280
Net income	28	123	258	282

Loss ratio excluding catastrophes and development	59.9%	61.1%	60.5%	61.4%
Effect of catastrophe impacts	23.9	1.6	11.1	4.6
Effect of development-related items	(1.4)	(0.5)	(1.5)	(1.4)
Loss ratio	82.4%	62.2%	70.1%	64.6%

Combined ratio	117.2%	99.8%	105.9%	101.7%
Combined ratio excluding catastrophes and development	94.7%	98.7%	96.3%	98.5%

•	Net operating income decreased $89 million for the third quarter of 2017 as compared with the prior year quarter driven by higher net catastrophe losses.

•
The combined ratio increased 17.4 points and the combined ratio excluding catastrophes and development improved 4.0 points as compared with the prior year quarter. The loss ratio increased 20.2 points driven by higher net catastrophe losses partially offset by improved non-catastrophe current accident year underwriting results. Net catastrophe losses were $173 million, or 23.9 points of the loss ratio, in the third quarter of 2017 as compared to $12 million, or 1.6 points of the loss ratio, for the prior year quarter. Catastrophe-related reinsurance reinstatement premium was $1 million for the third quarter of 2017. The loss ratio excluding catastrophes and development improved 1.2 points. The expense ratio improved 2.8 points as compared with the prior year quarter reflecting both our ongoing efforts to improve productivity and the actions undertaken in last year's third and fourth quarters to reduce expenses.

•
Net written premiums increased $3 million as compared with the prior year quarter, driven by higher new business within Middle Markets, as well as strong retention of 85% and positive renewal premium change.

International

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2017	2016	2017	2016
Net written premiums	$207	$207	$664	$637
NWP change (% year over year)	—%	15%	4%	(1)%
Net operating (loss) income	$(38)	$20	$(8)	$(1)
Net (loss) income	(35)	25	6	10

Loss ratio excluding catastrophes and development	62.4%	61.9%	62.0%	66.5%
Effect of catastrophe impacts	27.5	1.5	10.3	4.7
Effect of development-related items	(1.5)	(8.0)	(1.7)	(6.0)
Loss ratio	88.4%	55.4%	70.6%	65.2%

Combined ratio	125.9%	93.2%	107.8%	103.4%
Combined ratio excluding catastrophes and development	99.9%	99.7%	99.2%	104.7%

•
Net operating results decreased $58 million for the third quarter of 2017 as compared with the prior year quarter driven by higher net catastrophe losses and lower favorable net prior year loss reserve development.

•
The combined ratio increased 32.7 points and the combined ratio excluding catastrophes and development increased 0.2 points as compared with the prior year quarter. The loss ratio increased 33.0 points driven by higher net catastrophe losses and lower favorable net prior year loss reserve development. Net catastrophe losses were $58 million, or 27.5 points of the loss ratio in the third quarter of 2017 as compared to $3 million, or 1.5 points of the loss ratio, for the prior year quarter. Catastrophe-related reinsurance reinstatement premium was $5 million for the third quarter of 2017. The loss ratio excluding catastrophes and development was 0.5 points higher than the prior year quarter. The expense ratio improved 0.3 points as compared with the prior year quarter.

•	Net written premiums for the third quarter of 2017 were consistent as compared with the prior year quarter.

Life & Group Non-Core

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2017	2016	2017	2016
Total operating revenues	$331	$322	$992	$967
Net investment income	195	192	587	567
Net operating income	10	6	19	—
Net income	12	17	31	3

•
Net operating income improved $4 million for the third quarter of 2017 as compared with the prior year quarter. Our long term care business continued to produce results generally in line with our 2015 reset assumptions.

Corporate & Other Non-Core

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2017	2016	2017	2016
Net investment income	$6	$4	$15	$11
Interest expense	39	39	116	119
Net operating loss	(18)	(24)	(82)	(162)
Net loss	(44)	(23)	(105)	(164)

•	Net operating loss improved $6 million for the third quarter of 2017 as compared with the same period in 2016.

About the Company
CNA is the eighth largest commercial insurer in the United States. CNA provides a broad range of standard and specialized property and casualty insurance products and services for businesses and professionals in the U.S., Canada, Europe and Asia, backed by 120 years of experience and more than $45 billion of assets. For more information about CNA, visit our website at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 855-5838, or for international callers, (719) 457-2602. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details. A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting Robert Tardella at 312-822-4387.
Definition of Reported Segments
Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.
Commercial works with an independent agency distribution system and a network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations.
International provides property and casualty insurance and specialty coverages on a global basis through its operations in Canada, the United Kingdom, Continental Europe, China and Singapore as well as through its presence at Lloyd’s of London.
Life & Group Non-Core primarily includes the results of the individual and group long term care businesses that are in run off.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.
Financial Measures
In the evaluation of the results of Specialty, Commercial and International, management utilizes the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. Net operating income, which is derived from certain income statement amounts, is used by management to monitor performance of the Company's insurance operations. The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk. Based on such analyses, the Company may recognize an other-than-temporary impairment (OTTI) loss on an investment security in accordance with its policy, or sell a security, which may produce realized gains and losses.
Net operating income (loss) is calculated by excluding from net income (loss) the after-tax effects of i) net realized investment gains or losses, ii) income or loss from discontinued operations and iii) any cumulative effects of changes in accounting guidance. The calculation of net operating income excludes net realized investment gains or losses because net realized investment gains or losses are largely discretionary, except for some losses related to OTTI, and are generally driven by economic factors that are not necessarily consistent with key drivers of underwriting performance, and are therefore not considered an indication of trends in insurance operations. Management monitors net operating income (loss) for each business segment to assess segment performance. Presentation of consolidated net operating income (loss) is deemed to be a non-GAAP financial measure.
For reconciliations of non-GAAP measures to the most comparable GAAP measures and other information, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.

Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes," “expects," “intends," “anticipates," “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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